Exhibit 99.1

FOR IMMEDIATE RELEASE	SYMBOL: LANC
Thursday, October 25, 2012	TRADED: Nasdaq

LANCASTER COLONY REPORTS FIRST QUARTER FISCAL 2013 RESULTS

COLUMBUS, Ohio, Oct. 25 — Lancaster Colony Corporation (Nasdaq: LANC) today reported results for its fiscal 2013 first quarter that ended September 30, 2012:

•	Net sales reached $291 million, up six percent from first quarter sales of $275 million last year.

•	Specialty Foods net sales of $249 million were up five percent above the year-ago level, reflecting increases in both retail and foodservice sales.

•	Glassware and Candles sales increased 12 percent from the year-ago quarter to $42 million, reflecting volume growth.

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Net income of $26,662,000, or $.98 per diluted share, increased from the prior-year’s $21,258,000, or $.78 per diluted share. Generally improved volumes, combined with higher pricing and lower material costs in the Specialty Foods segment, led to this improvement.

•	Cash dividends were continued at the higher rate set in November 2011. The company’s debt-free balance sheet showed $193 million in cash and equivalents at September 30, 2012.

Chairman and CEO John B. Gerlach, Jr. said, “We were pleased that our start to fiscal 2013 demonstrated strength at both the top and bottom lines.”

Specialty Foods sales benefitted from higher pricing and volume improvements in both foodservice and branded retail lines. Pricing contributed nearly a third of the segment’s sales growth. Retail sales also continued to benefit from recent product introductions and a lower level of coupon redemption costs. Specialty Foods operating income of $42.8 million improved over 21 percent. The combination of modestly lower material costs, higher pricing and growth in sales volumes helped operating margins expand to 17.2 percent. The favorable change in material costs totaled less than one percent of segment net sales.

First quarter candle sales reflected higher sales of seasonal products. Segment operating income improved by approximately $0.9 million. The benefits from a growth in sales, higher production levels and modestly favorable input costs were only partially offset by a less favorable product mix.

Mr. Gerlach said, “As we enter our seasonally stronger second fiscal quarter, we anticipate that we will see a continuation of several first quarter trends. However, we remain mindful that the general economic uncertainties facing both customers and consumers may challenge volumes.”

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“Looking into the back half of the fiscal year,” Mr. Gerlach said, “we expect that material cost comparisons within our Specialty Foods segment may turn unfavorable, especially given the drought-driven pressures on a broad variety of food input costs. Regardless, we believe the ongoing strength of our market positions and debt-free balance sheet continues to leave us well-positioned to support our future growth.”

Conference Call on the Web

The company’s first quarter conference call is scheduled for this morning, October 25, at 10:00 a.m. ET. You may access the call through a live webcast by using the link provided on the company’s Internet home page at www.lancastercolony.com. Replays of the webcast will be made available on the company website.

About the Company

Lancaster Colony Corporation is a diversified manufacturer and marketer of consumer products focusing primarily on specialty foods for the retail and foodservice markets.

Forward-Looking Statements

We desire to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). This news release contains various “forward-looking statements” within the meaning of the PSLRA and other applicable securities laws. Such statements can be identified by the use of the forward-looking words “anticipate,” “estimate,” “project,” “believe,” “intend,” “plan,” “expect,” “hope” or similar words. These statements discuss future expectations; contain projections regarding future developments, operations or financial conditions; or state other forward-looking information. Such statements are based upon assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions, expected future developments; and other factors we believe to be appropriate. These forward-looking statements involve various important risks, uncertainties and other factors, many of which are beyond our control, which could cause our actual results to differ materially from those expressed in the forward-looking statements. Some of the key factors that could cause actual results to differ materially from those expressed in the forward-looking statements include:

•	the potential for loss of larger programs or key customer relationships;

•	the effect of consolidation of customers within key market channels;

•	the success and cost of new product development efforts;

•	the lack of market acceptance of new products;

•	the reaction of customers or consumers to the effect of price increases we may implement;

•	changes in demand for our products, which may result from loss of brand reputation or customer goodwill;

•	the possible occurrence of product recalls or other defective or mislabeled product costs;

•	price and product competition;

•	fluctuations in the cost and availability of raw materials;

•	adverse changes in energy costs and other factors that may affect costs of producing, distributing or transporting our products;

•	maintenance of competitive position with respect to other manufacturers, including import sources of production;

•	dependence on key personnel;

•	stability of labor relations;

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•	dependence on contract copackers and limited or exclusive sources for certain goods;

•	changes in estimates in critical accounting judgments;

•	the outcome of any litigation or arbitration; and

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risks related to other factors described under “Risk Factors” in other reports and statements filed by us with the Securities and Exchange Commission, including without limitation our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q (available at www.sec.gov).

Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update such forward-looking statements, except as required by law. Management believes these forward-looking statements to be reasonable; however, you should not place undue reliance on statements that are based on current expectations.

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FOR FURTHER INFORMATION:	John B. Gerlach, Jr., Chairman and CEO, or
John L. Boylan, Vice President, Treasurer and CFO
Lancaster Colony Corporation
Phone: 614/224-7141
—or—
Investor Relations Consultants, Inc.
Phone: 727/781-5577 or E-mail: lanc@mindspring.com

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LANCASTER COLONY CORPORATION

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(In thousands except per-share amounts)

	Three Months Ended September 30,
	2012	2011
Net sales	$290,976	$274,516
Cost of sales	225,259	219,086

Gross margin	65,717	55,430
Selling, general & administrative expenses	25,145	22,918

Operating income	40,572	32,512
Interest income and other – net	14	(4)

Income before income taxes	40,586	32,508
Taxes based on income	13,924	11,250

Net income	$26,662	$21,258

Net income per common share:(a)
Net income – basic and diluted	$.98	$.78
Cash dividends per common share	$.36	$.33
Weighted average common shares outstanding:
Basic	27,229	27,290
Diluted	27,264	27,314

(a)	Based on the weighted average number of shares outstanding during each period.

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LANCASTER COLONY CORPORATION

BUSINESS SEGMENT INFORMATION (Unaudited)

(In thousands)

	Three Months Ended September 30,
	2012	2011
NET SALES
Specialty Foods	$248,881	$236,947
Glassware and Candles	42,095	37,569

	$290,976	$274,516

OPERATING INCOME (LOSS)
Specialty Foods	$42,758	$35,199
Glassware and Candles	608	(337)
Corporate expenses	(2,794)	(2,350)

	$40,572	$32,512

LANCASTER COLONY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands)

	September 30, 2012	June 30, 2012
ASSETS
Current assets
Cash and equivalents	$192,676	$191,636
Receivables – net of allowance for doubtful accounts	96,053	73,326
Total inventories	120,730	109,704
Deferred income taxes and other current assets	17,292	17,073

Total current assets	426,751	391,739
Net property, plant and equipment	185,219	184,130
Other assets	106,351	106,766

Total assets	$718,321	$682,635

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$45,326	$40,708
Accrued liabilities	46,189	31,963

Total current liabilities	91,515	72,671
Other noncurrent liabilities and deferred income taxes	44,845	45,697
Shareholders’ equity	581,961	564,267

Total liabilities and shareholders’ equity	$718,321	$682,635

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